PACIFIC ENTERPRISE BANCORP AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2021 AND DECEMBER 31, 2020

(in thousands, except for share data)

(unaudited)

ASSETS

	9/30/2021 (unaudited)	12/31/2020 (audited)
Cash and Due from Banks	$ 3,318	$ 3,252
Interest-bearing Deposits in Other Banks	58,534	52,269
TOTAL CASH AND CASH EQUIVALENTS	61,852	55,521
Time Deposits in Other Banks	1,634	1,634
Debt Securities Available for Sale	53	96
Loans:		
Construction and Land Development	4,028	7,754
Commercial Real Estate and Other Real Estate Loans	145,246	163,071
Government Sponsored Loans	356,246	363,790
Commercial	1,326	2,437
TOTAL LOANS	506,846	537,052
Deferred Loan (Fees) Costs and Other, Net	(611)	(304)
Allowance for Loan Losses	(5,691)	(5,688)
NET LOANS	500,544	531,060
Premises and Equipment	320	450
Right of Use Asset	1,955	2,282
Federal Reserve Bank and Other Bank Stock	3,236	2,906
Accrued Interest and Other Assets	9,772	9,880
TOTAL ASSETS	$ 579,366	$ 603,829

The accompanying notes are an integral part of these consolidated financial statements.

PACIFIC ENTERPRISE BANCORP AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2021 AND DECEMBER 31, 2020

(in thousands, except for share data)

(unaudited)

LIABILITIES AND SHAREHOLDERS' EQUITY

	9/30/2021 (unaudited)	12/31/2020 (audited)
Deposits:		
Noninterest-bearing Demand	$ 61,696	$ 60,478
Savings, NOW and Money Market Accounts	205,308	177,897
Time Deposits	151,434	217,530
TOTAL DEPOSITS	418,438	455,905
Borrowings	90,315	82,652
Operating Lease Liability	2,427	2,598
Accrued Interest and Other Liabilities	5,089	5,442
TOTAL LIABILITIES	516,269	546,597
Commitments and Contingencies - Notes E and L	-	-
Shareholders' Equity:		
Preferred Stock - 20,000,000 Shares Authorized, None Outstanding	-	-
Common Stock - No par value, 30,000,000 Shares Authorized, Issued and Outstanding 2,969,521 in 2021 and 2,993,867 in 2020	29,082	28,631
Additional Paid-in Capital	330	772
Retained Earnings	33,684	27,827
Accumulated Other Comprehensive Income - Net		
Unrealized Gain on Available-for-Sale Securities, Net of Tax of $0 in 2021 and 2020	1	2
TOTAL SHAREHOLDERS' EQUITY	63,097	57,232
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 579,366	$ 603,829

PACIFIC ENTERPRISE BANCORP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

AND THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except for share data)

(unaudited)

9/30/2021	12/31/2020
	(unaudited)	(audited)
INTEREST INCOME		
Interest and Fees on Loans	$ 22,325	$ 29,130
Interest on Investment Securities	-	3
Interest on Earning Deposits and Other	232	476
TOTAL INTEREST INCOME	22,557	29,609
INTEREST EXPENSE		
Interest on Savings, NOW and Money Market Accounts	970	1,690
Interest on Time Deposits	1,322	4,009
Interest on Borrowings	375	377
TOTAL INTEREST EXPENSE	2,667	6,076
NET INTEREST INCOME	19,890	23,533
Provision (Benefit) for Loan Losses	-	1,975
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	19,890	21,558
NONINTEREST INCOME		
Service Charges and Fees on Deposit Accounts	197	262
Other Charges and Fees	48	48
Servicing Fee Income	155	92
Gain on the Sale of Loans	1,013	169
TOTAL NONINTEREST INCOME	1,413	571
NONINTEREST EXPENSE		
Salaries and Employee Benefits	9,413	12,542
Occupancy and Equipment	661	910
Other	2,906	4,184
TOTAL NONINTEREST EXPENSE	12,980	17,636
EARNINGS BEFORE INCOME TAXES	8,323	4,493
Income Taxes	2,466	1,606
NET EARNINGS	$ 5,857	$ 2,887
EARNINGS PER SHARE - BASIC	$ 1.96	$ 1.03
EARNINGS PER SHARE - DILUTED	$ 1.95	$ 1.02

PACIFIC ENTERPRISE BANCORP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

AND THE YEAR ENDED DECEMBER 31, 2020

(in thousands)

(unaudited)

9/30/2021	12/31/2020
	(unaudited)	(audited)
Net Earnings	$ 5,857	$ 2,887
OTHER COMPREHENSIVE INCOME:		
Unrealized Gain on Securities Available for Sale:		
Change in Unrealized Gain (Loss)	(1)	1
	(1)	1
Income Taxes Expense:		
Change in Unrealized Gain (Loss)	-	-
	-	-
TOTAL OTHER COMPREHENSIVE INCOME (LOSS)	(1)	1
TOTAL COMPREHENSIVE INCOME	$ 5,856	$ 2,888

PACIFIC ENTERPRISE BANCORP AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

AND THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except for share data)

(unaudited)

PACIFIC ENTERPRISE BANCORP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

AND THE YEAR ENDED DECEMBER 31, 2020

(in thousands)

(unaudited)

9/30/2021		12/31/2020	
	(unaudited)		(audited)	
OPERATING ACTIVITIES				
Net Earnings	$	5,857	$	2,887
Adjustments to Reconcile Net Earnings to Net Cash				
From Operating Activities:				
Depreciation and Amortization		165		261
Stock-based Compensation		593		1,240
Provision (Benefit) for Loan Losses		-		1,975
Net Amortization of Premiums on Investment Securities		1		1
Deferred Income (Benefit) Tax		(23)		(99)
Gain Recognized on Sale of Loans		(1,013)		(169)
Change in Deferred Loan Costs, Net		(865)		266
Increase in Deferred PPP Loan Fees, Net		558		3,226
Changes in Other Assets and Liabilities:				
Other Assets		132		(1,000)
Accrued Expenses and Other Liabilities		(197)		797
NET CASH FROM OPERATING ACTIVITIES		5,208		9,385
INVESTING ACTIVITIES				
Net Change in Time Deposits in Other Banks		-		248
Proceeds from Principal Payments on Securities Available for Sale		40		73
Net (Increase) Decrease in Loans		17,759		(167,751)
Proceeds from the Sale of Loans		14,077		9,487
Proceeds from Sale of Premises and Equipment		-		21
Purchase of Federal Reserve and Other Bank Stock		(330)		(42)
Purchases of Premises and Equipment		(35)		(130)
NET CASH FROM INVESTING ACTIVITIES		31,511		(158,094)
FINANCING ACTIVITIES				
Net Increase (Decrease) in Demand Deposits and Savings Accounts		28,629		7,087
Net Increase (Decrease) in Time Deposits		(66,096)		60,484
Net Change in Borrowings		7,663		43,652
Shares Repurchased		(604)		(832)
Stock Options Exercised		20		81
NET CASH FROM FINANCING ACTIVITIES		(30,388)		110,472
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS		6,331		(38,237)
Cash and Cash Equivalents at Beginning of Year		55,521		93,758
CASH AND CASH EQUIVALENTS AT END OF YEAR	$	61,852	$	55,521
Supplemental Disclosures of Cash Flow Information:				
Interest Paid	$	2,797	$	6,052
Taxes Paid	$	1,980	$	1,297

The accompanying notes are an integral part of these consolidated financial statements.